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                                                                    EXHIBIT 2.2




                              State of Delaware
                                                                          PAGE 1
                       Office of the Secretary of State

                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "HDSSUB, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "HEALTH DATA SCIENCES CORPORATION" UNDER THE NAME OF "HEALTH DATA SCIENCES CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF JULY, A.D. 1996, AT 8:30 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                  /s/ Edward J. Freel
                                  ------------------------------------
                   [SEAL]         Edward J. Freel, Secretary of State


                                  AUTHENTICATION:    8010526

                                            DATE:    07-01-96







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                        DELAWARE CERTIFICATE OF MERGER
                                      OF
                                 HDSSUB, INC.
                                WITH AND INTO
                       HEALTH DATA SCIENCES CORPORATION



                           ========================



    The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

    1. HDSSub, Inc. ("HDSSub"), a Delaware corporation, is merging with and into Health Data Sciences Corporation ("HDS"), a Delaware corporation (the "Merger").

    2. The Amended and Restated Merger Agreement has been approved, adopted, certified, executed and acknowledged by HDS and HDSSub, in accordance with
Section 251(c) of the DGCL.

    3. HDS will be the surviving Delaware corporation following the Merger, using the name "Health Data Sciences Corporation."

    4. The Certificate of Incorporation of HDS will, as amended pursuant to this Certificate of Merger, continue after the Merger as the Certificate of Incorporation of the surviving corporation until thereafter duly amended in accordance with its terms and the DGCL.

    5. The executed Amended and Restated Merger Agreement pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

    6. A copy of the Amended and Restated Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

    7. Article 4 of HDS's Certificate of Incorporation is hereby amended to read in full as follows:

      "The aggregate number of shares that the Corporation shall have authority to issue is 1,000, all of which shall be shares of common stock, par value $0.01 per share."



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        IN WITNESS WHEREOF, HDS has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 29th day of June, 1996.

                               HEALTH DATA SCIENCES CORPORATION



                               By:  /s/ Ralph A. Korpman, M.D.
                                   ------------------------------
                                   Name: Ralph A. Korpman, M.D.
                                   Title: Chairman and Chief Executive Officer


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